UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2021

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50390	65-108-6538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13050 La Paloma Road, Los Altos Hills, CA 94022

(Address of Principal Executive Offices, and Zip Code)

650-204-7896

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 12, 2021, Kyto Technology & Life Sciences, Inc. (the “Company”) issued 878,750 shares of the Company’s Class B1 Preferred Stock (the “Shares”) at a purchase price of $0.80 per share, resulting in aggregate proceeds to the Company of $703,000. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 15, 2021, the audit practice of OUM & Co. LLP (“OUM”), an independent registered public accounting firm, was combined with WithumSmith+Brown, P.C. (“Withum”) in a transaction pursuant to which OUM combined its operations with Withum, and certain members of OUM joined Withum either as employees or partners of Withum. On August 10, 2021, OUM informed the Company that as a result of the merger with Withum, OUM was resigning as the Company’s independent auditors, effective August 10, 2021. On August 12, 2021, the board of directors (the “Board”) of the Company approved the engagement of Withum as our independent registered public accounting firm. In connection with the engagement of Withum, on August 12, 2021, the Company entered into an Assignment and Assumption Agreement with Withum (the “Assignment Agreement”), pursuant to which Withum agreed to assume and perform the services under the engagement letter previously entered into between OUM and the Company. A copy of the Assignment Agreement is filed as Exhibit 10.1 to this Form 8-K.

Prior to engaging Withum, the Company did not consult with Withum regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinions that might be rendered by Withum on the Company’s financial statements, and Withum did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The Report of Independent Registered Public Accounting Firm of OUM regarding the Company’s financial statements for the year ended March 31, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report did include an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the years ended March 31, 2021 and during the interim period from the end of the most recently completed year through (date of resignation), the date of resignation, there were no disagreements with OUM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of OUM, would have caused OUM to make reference to such disagreement in its report.

The Company provided OUM with a copy of the foregoing disclosures and has requested that OUM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of OUM’s letter furnished pursuant to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Assignment and Assumption Agreement between WithumSmith+Brown, P.C. and Kyto Technology & Life Sciences, Inc., dated August 12, 2021.
16.1	Letter from OUM & Co. LLP, to the Securities and Exchange Commission, dated August 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

Date: August 16, 2021	By:	/s/ Paul Russo
Paul Russo Chief Executive Officer